Exhibit 99.6

FIFTH AMENDMENT OF THE

CABELA’S, INC. 401(K) SAVINGS PLAN

THIS FIFTH AMENDMENT is hereby adopted this 25th day of October, 2005, by Cabela’s Incorporated (the “Employer”) in its capacity as Sponsoring Employer of the Cabela’s, Inc. 401(k) Savings Plan (the “Plan”).

WHEREAS, the Employer desires to amend the Plan to change the name of the Plan and to allow the Employer to make a discretionary profit sharing contribution, if any, to the Plan for Highly Compensated Employees in an amount which when expressed as a percentage of Compensation is less than any discretionary profit sharing contribution expressed as a percentage of Compensation for all Non-Highly Compensated Participants, effective as of January 1, 2005;

WHEREAS, the Employer further desires to amend the Plan, effective as of January 1, 2006, to allow the Plan Administrator to limit on an annual basis the amount of elective deferral contributions by Highly Compensated Employees in order to allow the Plan to pass required nondiscrimination testing, to change the mandatory matching contribution to one hundred percent (100%) of salary deferral contributions up to six percent (6%) of compensation for all eligible employees, and to change the eligibility of all Employer contributions in the Plan, other than salary deferral and matching contributions, to exclude only union employees; and

WHEREAS, Section 8.1 of the Plan allows for the amendment of the Plan by the Employer.

NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1. Plan Name. The Plan is hereby amended to be the “Cabela’s Incorporated 401(k) Savings Plan.”

2. Plan Trustees. Effective as of December 15, 2005, the Plan Trustee shall be The Charles Schwab Trust Company.

3. Discretionary Employer Non-Elective Contribution. Effective as of January 1, 2005, Section 4.1(d) of the Plan shall be amended by deleting the second sentence of Section 4.1(d) in its entirety. The following shall be inserted as a new second sentence of Section 4.1(d):

“The Employer may make a discretionary contribution, if any, for eligible Participants, who are Highly Compensated Employees, in an amount which when expressed as a percentage of Compensation may be less than any discretionary contribution expressed as a percentage of Compensation for all Non-Highly Compensated Participants.”

4. Eligible Employee. Effective as of January 1, 2006, the second paragraph of Section 1.16 relating to all Employer contributions in the Plan, other than salary deferral and matching contributions, shall be amended to delete in their entirety sub-paragraphs (b), (c), and (d).

5. Salary Deferral Contributions. Effective as of January 1, 2006, Section 4.2(c) of the Plan shall be amended to delete the second and third sentences of Section 4.2(c) of the Plan and in their place to insert the following:

“Effective as of January 1, 2006, the Plan Administrator may limit from year to year salary deferral contributions of eligible Participants who are Highly Compensated Employees in the Plan in order for the Plan to comply with Sections 4.5(a) and 4.9 of the Plan. The Plan Administrator shall notify any affected Participants of such limit on an annual basis.”

6. Matching Contributions. Effective as of January 1, 2006, Section 4.1(b) of the Plan shall be amended to add a new third paragraph to Section 4.1(b) as follows:

“Effective January 1, 2006, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to one hundred percent (100%) of each such Participant’s Deferred Compensation, which amount shall be deemed an Employer Non-Elective Contribution. Except, however, in applying the matching percentage specified above, only salary deferrals up to six percent (6%) of annual Compensation shall be considered.”

7. Effective Date. The effective date of this Fifth Amendment shall be January 1, 2005, or as otherwise stated herein.

8. Precedence. This Amendment supersedes any inconsistent provision of the Plan.

9. Continuing Effect. Except as hereby amended, the Plan shall be administered in accordance with the terms of the Plan as in effect prior to this Amendment.

DATED THIS 25th day of October, 2005.

CABELA’S INCORPORATED,
Sponsoring Employer,

By:	/s/ Ralph W. Castner
Ralph W. Castner,
Vice President and CFO

TRUSTEES CONSENT TO THE FIFTH AMENDMENT OF THE

CABELA’S, INC. 401(K) SAVINGS PLAN

The undersigned Trustees of the Cabela’s, Inc. 401(k) Savings Plan hereby consent to the foregoing Fifth Amendment of said Plan.

DATED THIS 25th day of October, 2005.

/s/ Michael Callahan	/s/ Dennis Highby
Michael Callahan, Trustee	Dennis Highby, Trustee

/s/ Patrick Snyder	/s/ Ralph W. Castner
Patrick Snyder, Trustee	Ralph W. Castner, Trustee

PARTICIPATING EMPLOYERS CONSENT TO THE FIFTH AMENDMENT OF THE

CABELA’S, INC. 401(K) SAVINGS PLAN

The undersigned Participating Employers of the Cabela’s, Inc. 401(k) Savings Plan hereby consent to the foregoing Fifth Amendment of said Plan.

DATED THIS 25th day of October, 2005.

CABELA’S CATALOG, INC.,		CABELA’S.COM, INC.,
Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer

CABELA’S LODGING, LLC,		CABELA’S RETAIL, INC.,
Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer

CABELA’S MARKETING AND BRAND MANAGEMENT, INC., Participating Employer,		CABELA’S OUTDOOR ADVENTURES, INC., Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer

CABELA’S VENTURES, INC.,		CABELA’S WHOLESALE, INC.,
Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer

ORIGINAL CREATIONS, LLC,		VAN DYKE SUPPLY COMPANY, INC.,
Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer

WILD WINGS, LLC,		WORLD’S FOREMOST BANK,
Participating Employer,		a Nebraska State Chartered Bank,
Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ David A. Roehr
	Ralph W. Castner,		David A. Roehr, President
Secretary and Treasurer

CABELA’S RETAIL LA, LLC,		CABELA’S RETAIL TX, L.P.,
Participating Employer,		Participating Employer,

		By:	Cabela’s Retail GP, LLC, General Partner

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner,		Ralph W. Castner,
	Secretary and Treasurer		Secretary and Treasurer